Exhibit 10.21

Final
7/2/2007

American CareSource Holdings, Inc.
Confidential Materials Omitted and Filed Separately with the
Securities and Exchange Commission
Confidential Portions denoted by [***]

ANCILLARY CARE SERVICES
NETWORK ACCESS AGREEMENT

This Ancillary Care Services Network Access Agreement (the “Agreement”), dated as of July 2, 2007, by and between American CareSource Holdings, Inc. d/b/a Ancillary Care Services, Inc. (“ ACS “), and Texas True Choice, Inc. and its subsidiaries set forth on Schedule A attached hereto, which may be updated from time to time (collectively, the “ Client “) shall be effective as of May 21, 2007, the “ Effective Date “.

WHEREAS, ACS is engaged in the business of developing, maintaining and providing access to networks of providers engaged in ancillary health care services and in administrating comprehensive ancillary health care services for various types of medical benefit plans; and

WHEREAS, Client desires to utilize ACS' Network Providers and active referral management services in order to provide benefits for ancillary health care services to its Participants; and

WHEREAS, Client shall provide claim consolidation and routing service to ACS to facilitate the automated repricing of claims, generating reductions in various charges for ancillary health care services that are Covered Services provided to Client Participants;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the parties agree as follows:

1.	DEFINITIONS

1.1.           ”Benefit Plans” means any type of health care benefit provided either directly by Client to its customers, including insured, health maintenance organization or self-insured plans, or through administrative services contracts between Client and other payors, including those with employers, third party administrators, affiliates and subsidiaries.

1.2.           ”Covered Services” is defined to include those ancillary care services included on Attachment A hereto.

1.3.           ”Revenue” means the amount of money ACS actually collects from the Payor.

1.4.           ”Network Provider” means any provider of Covered Services that has agreed to participate as an ACS network provider and is a party to an ACS Provider Agreement.

1.5.           ”Participant” means any covered person under a Benefit Plan and who is entitled to benefits for Covered Services.

1.6.           ”Participant Expenses” means any amounts that are the responsibility of the Participant or the appropriate responsible party, other than ACS, to pay in accordance with his or her Benefit Plan, including co-payments, coinsurance and deductibles.

1.7.           ”Payor” means a payor or entity providing or administering a Benefit Plan on behalf of the Client for the Participant.

1.8.           ”Provider Agreement” means a contract by and between ACS and a Network Provider pursuant to which a Network Provider shall provide certain ancillary services.

2.	REPRESENTATIONS AND OBLIGATIONS OF ACS

2.1.           Network Providers.

 (a)           Access to Network Providers and Credentialing.  During the term of this Agreement, ACS warrants that it shall maintain a fully credentialed network of ancillary care providers and shall provide Client Participants access to its Network Providers.

 (b)           Network Provider Information.  ACS shall deliver the names and demographics for each of its Network Provider to Client on a monthly basis in a mutually agreed-upon electronic format.  Network Providers that have also entered into agreements with the Client shall provide Covered Services to the Client pursuant to its respective ACS Provider Agreement.  Client shall take such action as is necessary to provide that the agreement between ACS and the relevant Network Provider shall prevail over such existing agreements.

 (c)           Requested Additions and Deletions of Network Providers.  ACS shall use its best efforts to recruit additional Network Providers to meet the needs of the Client when requested by Client in writing.  If Client requests the deletion or suspension of a Network Provider from the list of those Network Providers providing Covered Services to Client Participants, ACS shall immediately contact Client to determine the factual situation necessitating the change and shall work with Client to obtain a mutually satisfactory solution.

 (d)           Activation Date.  ACS shall notify each of its respective Network Providers within ten (10) business days of the Effective Date of this Agreement to inform the Network Providers that it shall begin to provide Covered Services to Client Participants.

2.2.           Claims Processing of Covered Services and Repricing.

 (a)           ACS shall require that Network Providers submit claims for Covered Services provided to Client Participants to the electronic or U.S. mail addresses established by Client or Payor.

(b)           ACS shall provide repricing services for Client in accordance with this Agreement.  ACS shall reprice claims using the customer fee schedule calculations attached hereto as Attachment B.

2.3.           Payment of Network Providers. Following receipt from Client of payment for Covered Services provided to Client Participants, ACS shall pay the Network Providers who provided the Covered Services in accordance with such Network Provider's respective ACS Provider Agreement.  ACS shall provide all Explanation of Payment or Explanation of Benefits forms to such Network Providers when payment is made, which shall allow the Network Provider to collect remaining allowable Participant Expenses for the Covered Services.

2.4.           Network Provider Relations. ACS shall provide Network Provider relation services for Network Providers for claims paid by ACS to the Network Provider, including toll-free telephone lines, to address any payment or claims review issues involving the payment of the claim under the ACS Provider Agreement.

2.5.           Assignment of Payment for Services. ACS Provider Agreements shall allow for the assignment to Payors of the right to collect payments for services provided.

2.6.           Reports.  ACS shall provide Client with information and reports on a monthly basis regarding the amount of savings realized, payment activity, utilization data and such other information as shall be mutually agreed upon, in such format, electronic or hard copy, as agreed upon by the parties.

2.7.           Binding Effect.  ACS is a corporation duly existing and in good standing under the laws of the State of Delaware, and it has the corporate authority to enter into this Agreement.

3.	REPRESENTATIONS AND OBLIGATIONS OF CLIENT

3.1.           Claims Routing Services.  Client shall collect, consolidate and transmit claims from Network Providers to ACS on a timely basis for repricing.  Client shall accept change in “pay to” status of the claim and route each repriced claim to the appropriate Payor.

3.2.           Claims Processing of Covered Services.  Payors shall collect, consolidate  and adjudicate all claims from Network Providers in accordance with the eligibility and benefit parameters specified by Participant's benefit plan and subsequently remit such claims to ACS for repricing in accordance with Section 2.2(b) above.  Payment shall be made as provided in Section 4 of this Agreement.  Payor shall ensure that each claim paid pursuant to this Agreement is accompanied by applicable Explanation of Payment form or Explanation of Benefits form to enable ACS to provide such information to the Network Provider, including the amount of Participant Expense for each such claim.  Payor shall prepare all Explanation of Benefits forms for Participants reflecting the benefit payment amounts paid to ACS for claims from Network Providers, as well as remaining amounts that may be Participant Expenses.

3.3.           Network Provider Information.  All Network Providers for Covered Services shall be listed in all provider directories and resource materials for Client Participants, regulatory authorities, and prospective participants and groups, including printed and on-line or electronically-accessed directories.  Client agrees to update these listings with information provided by ACS at the same time that it routinely updates such listings for Client contracted providers, but no less frequently than monthly.  Client shall provide ACS with applicable Benefit Plan coverage codes, eligibility verification contact information and related information to allow ACS to furnish this information to its Network Providers.

3.4.           Licenses and Compliance with Law; Binding Effect. Client represents and warrants that it holds, and will throughout the term of this Agreement continue to hold, all licenses required by applicable law to conduct its current healthcare business.  Client further represents and warrants that it has the corporate authority and is duly authorized to enter into this Agreement and to bind its employees and agents pursuant to the terms of this Agreement.  Client shall provide written notice to ACS within ten (10) business days of (i) any formal proceeding, challenge or change concerning Client's licensure; or (ii) receipt of any notice from any governmental authority of noncompliance with any applicable federal, state or local law and regulations that would affect the terms or services provided pursuant to this Agreement.

3.5.           Preauthorization and Referrals.  Payor shall continue to administer its preauthorization and referral policies for Participants under its Benefit Plans, including all requirements for preauthorization of Covered Services, for Network Providers.

3.6.           Use of Trademarks and Name.  Client shall allow ACS to include Client's name on all Explanation of Payment or Explanation of Benefits forms sent to Network Providers from ACS.  Any correspondence sent by ACS to Client Participants concerning payments to Network Providers may also include such information and, upon separate agreement, use of the Client trademarks or service marks, or, alternatively, Client will provide paper forms including such information for use by ACS exclusively for such Participants.

3.7.           Applicability to Client Benefit Plans.  Client shall provide ACS with a complete listing of Payors (“Payors Listing”) that shall use the Network Providers for Covered Services provided to Participants, subject to the agreement of ACS.  The Payors Listing shall be submitted to ACS on a monthly basis in a mutually agreed-upon electronic format.  This Payors Listing shall include: group name, group number, address, effective date of group, contact for benefits or eligibility and claim submission address.  Any change or addition to such programs shall be negotiated with ACS prior to implementation, and additions shall be provided at least twenty business days prior to the effective date of the change to allow ACS adequate time to provide such information to its Network Providers.

4.	PAYMENT FOR SERVICES AND COMPENSATION

4.1.           Client Payments.  When Payor has finally adjudicated the repriced Network Provider claims for Participants, it will remit all Benefit Plan payments to ACS for each such Network Provider.  Payor will pay ACS the repriced amount, less applicable Participant Expense.  Payor will utilize ACS' tax identification number for all such payments, recognizing the assignment of the claim from the Network Provider to ACS.  Payments to ACS shall be made as soon as possible following adjudication of the claim to ensure satisfaction of timely claims payment guidelines.  Payments to ACS shall be accompanied by accurate benefit explanations and calculation of Participant Expenses that will allow ACS to make payment and provide appropriate claims reconciliation information to Network Providers.  The parties may agree to electronic transfers of payments and payment information.

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5.	RECORDS, CONFIDENTIALITY AND HIPAA

5.1.           Maintenance and Accuracy of Records.  Both parties agree to maintain appropriate financial and administrative records related to the services provided and claims processed and paid under this Agreement and in accordance with applicable federal and state laws and regulations in an accurate and timely manner.  All such records shall be maintained for a minimum of three (3) years from the date of the making of the record.

5.2.           Audit.  During the term of this Agreement and for at least three (3) years after any particular transaction or payment obligation, Client shall keep and maintain detailed and accurate books and records with regard to all claims for services provided by ACS Network Providers.  ACS or its representatives shall be entitled, at a mutually agreeable time and date but in any event upon no less than fifteen (15) days prior written notice, to review, copy and audit such books and records and/or compliance with the terms of this Agreement during Client's normal business office hours, all at ACS' own expense; provided that Client will bear any such reasonable expense if the review or audit shows an underpayment of more than five percent (5%) for the period audited.  Underpayments by Client shown by any such audit shall be immediately paid by Client to ACS along with reimbursement of reasonable expenses incurred by ACS in conducting the audit.  The audit rights granted pursuant to this Section 5.2 shall also inure to Client with respect to ACS books and records as such relate to the transactions contemplated by this Agreement, and ACS shall keep and maintain detailed and accurate books and records with regard to such transactions during the existence of this Agreement and for at least three (3) years after any particular transaction or payment obligation.

5.3.           Confidential Business Information.  Client and ACS may from time to time receive confidential and proprietary business information, claim information, legal information or other information from the other party.  Client and ACS agree that such information (including ACS lists of payments under Provider Agreements, electronic claims processing systems, financial models and the financial provisions of this Agreement and related information which shall all be deemed confidential whether or not so marked) shall all be maintained in confidence and shall not be disclosed to any person or entity, or used for any purpose other than performance hereunder, except as authorized in writing by the party providing the information or as otherwise required by law.

5.4.           Confidentiality of Records; HIPAA.  ACS and Client shall safeguard the privacy of any health information that identifies a particular Participant.  ACS and Client shall abide by all federal and state laws regarding confidentiality and disclosure of medical records and other health and Participant information.  ACS recognizes that it may be considered to be a Business Associate of Client under the federal Health Insurance Portability and Accountability Act of 1996 (“ HIPAA “), and agrees to execute a Business Associate Agreement which shall be separately attached to and made a part of this Agreement.

6.	TERM AND TERMINATION

6.1.           Term; Renewal.  This Agreement shall commence on the Effective Date and shall continue in effect for a period of four (4) years unless terminated as provided herein (the “ Term “).  This Agreement shall renew automatically for successive one-year terms unless either party shall have delivered written notice of non-renewal to the other party at least ninety (90) days prior to the expiration of the then current term.

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7.	MISCELLANEOUS

7.1.           Entire Agreement; Assignment.  This Agreement (including all Attachments hereto) sets forth the entire agreement and understanding of the parties as to the subject matter hereof and supersedes all prior or contemporaneous understandings of any kind, whether written or oral.  Neither party may assign this Agreement or its rights hereunder, or delegate its duties except as provided by this Agreement, without prior written notice given to the other party.

7.2.           Amendment.  This Agreement, including its Attachments, may be amended or modified at any time during its term by written agreement of the parties.

7.3.           Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Delaware not including the choice of law rules thereof.

7.4.           Severability.  If any part of this Agreement is held to be invalid, unenforceable, or illegal, such determination shall not affect any other provision of this Agreement, and this Agreement shall be construed as if the impermissible provision had never been contained herein, unless this would substantially deprive a party of benefits hereunder, in which case, either party may terminate this Agreement by giving 90 days advance notice of such termination.

7.5.           Relationship of the Parties.  ACS and Client are at all times acting and performing as independent contractors under the terms of this Agreement.  Neither party shall be considered a joint venture with the other party.  Neither party shall have any liability for the general debts nor obligations of the other party and each party shall hold the other party harmless from and against such general debts and obligations.

7.6.           Benefit.  This Agreement shall be binding upon and inure to the benefit of each party and its respective successors and permitted assigns.

7.7.           Notice.  Any notice or other communication required to be given hereunder shall be in writing and shall be delivered personally, sent by recognized overnight courier service, or sent by registered or certified mail, to the address shown on the signature page or at such other address as either party may designate in writing delivered to the other party.  Notice shall be effective upon receipt if delivered personally or on the date indicated on the return receipt, if mailed, or at such time as delivery is refused upon presentation.

7.8.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed or caused this Ancillary Care Services Network Access Agreement to be executed by their duly authorized representatives to be effective as first stated above.

“ACS” AMERICAN CARESOURCE HOLDINGS, INC. d/b/a ANCILLARY CARE SERVICES, INC.

BY:	/s/ David S. Boone	7/2/2007
Name		Date

TITLE:	COO/CFO

“CLIENT” TEXAS TRUE CHOICE, INC.

BY:	/s/ Alan Scoggins	7/2/2007
Name		Date

TITLE:	COO

Schedule A
[list of Texas True Choice subsidiaries to be provided]

ATTACHMENT A
COVERED SERVICES FOR CLIENT PARTICIPANTS
Ancillary Service Services include the following:

•	Hospice Services

•	Rehabilitation Services

•	Chiropractic

•	Infusion services

•	Sleep diagnostics

•	Diagnostic imaging & testing, lab

•	Dialysis

•	LTAC/SNF

•	Outpatient surgery centers

•	DME

•	Orthotics & prosthetics

•	Physical therapy

•	Massage therapy

•	Lithotripsy

•	Hearing aids

•	Pain management

•	Home health services

•	Urgent Care Services

•	Acupuncture
Such list of ancillary services is dynamic and subject to change by either party upon 60 days written notice.

ATTACHMENT C

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ATTACHMENT D

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ATTACHMENT E
CLIENT BENEFIT PLANS

[Left blank in original]

AMENDMENT TO NETWORK ACCESS AGREEMENT
This Amendment to Network Access Agreement (“Amendment”) is made and entered into as of December 31, 2009 by and between American CareSource Holdings, Inc. d/b/a Ancillary Care Services, Inc. (“ACS”), and Viant, Inc. (“Client”).
WHEREAS, ACS and Texas True Choice, Inc. (as predecessor-in-interest to Client) have entered into a Network Access Agreement dated as of July 2, 2007 (the “Original Agreement”); and
WHEREAS, ACS and Client desire to memorialize the understanding that the parties hereto have been operating under since October 1, 2007 and desire to amend the Original Agreement as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:
1.    Effective October 1, 2007, Attachment C of the Original Agreement is hereby superseded and amended to read in its entirety as set forth on Annex 1 hereto.
2.    This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
3.    Except as otherwise explicitly provided in this Amendment, the Original Agreement remains unchanged and in full force and effect.
[Signature Pages Follow]

SIGNATURE PAGE TO AMENDMENT TO
NETWORK ACCESS AGREEMENT
The parties have executed this Amendment as of the date first set forth above.

ACS:

AMERICAN CARESOURCE HOLDINGS, INC. d/b/a ANCILLARY CARE SERVICES, INC.

By:	/s/ David S. Boone
Name:
Title:

SIGNATURE PAGE TO AMENDMENT TO
NETWORK ACCESS AGREEMENT

The parties have executed this Amendment as of the date first set forth above.

CLIENT:

VIANT. INC.

By:	/s/ Alan Scoggins
Name: Alan Scoggins
Title: Vice President

SIGNATURE PAGE TO AMENDMENT TO
NETWORK ACCESS AGREEMENT

Annex 1
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